                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                     ---------------------------------------



                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): March 25, 1998

                                 WATERLINK, INC.
               (Exact Name of Registrant as Specified in Charter)


    Delaware                  1-13041                     34-1788678
(State or Other       Commission File Number   (IRS Employer Identification No.)
Jurisdiction of
Incorporation)


4100 Holiday Street, N.W., Suite 201, Canton, Ohio              44718
(Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code: (330) 649-4000

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Item 7 of Current Report on Form 8-K dated March 25, 1998 and filed on April 9, 1998 is amended to include the combined financial statements of Aquafine Engineering Services Limited and Purac Engineering Incorporated and pro forma financial information of Waterlink, Inc. (the "Company") as shown in the following index to financial statements:



                          INDEX TO FINANCIAL STATEMENTS

                                                                                                Page
(a)  Historical Combined Financial Statements of Aquafine
     Engineering Services Limited and Purac Engineering, Inc.

Report of Independent Auditors                                                                   F-1
Combined Profit and Loss Account for the year ended March 31, 1997
     and the six months ended September 30, 1997 and 1996 (Unaudited)                            F-2
Combined Statement of Recognised Gains and Losses for the year ended
     March 31, 1997 and the six months ended September 30, 1997 and
     1996 (Unaudited)                                                                            F-3
Combined Balance Sheet at March 31, 1997 and September 30, 1997
     (Unaudited)                                                                                 F-4
Combined Statement of Cash Flows for the year ended March 31, 1997
     and the six months ended September 30, 1997 and 1996 (Unaudited)                            F-5
Notes to the Combined Financial Statements                                                       F-6

(b)  Unaudited Pro Forma Consolidated Financial Data

Basis of Presentation                                                                            F-18
Unaudited Pro Forma Consolidated Statement of Income for the year ended
  September 30, 1997                                                                             F-19
Unaudited Pro Forma Consolidated Statement of Income for the six months
  ended March 31, 1998                                                                           F-20
Notes to Unaudited Pro Forma Consolidated Financial Data                                         F-21


(c)  Exhibits

Exhibit 23 - Consent of Independent Auditors

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WATERLINK, INC.


Dated:  June 5, 1998                        By:  /s/  Michael J. Vantusko
                                                     ---------------------------
                                                      Michael J. Vantusko
                                                      Chief Financial Officer

REPORT OF INDEPENDENT AUDITORS
to the Board of Directors:
Waterlink, Inc.


We have audited the accompanying combined balance sheet of Aquafine Engineering Services Limited and Purac Engineering, Inc. as at March 31, 1997, and the related combined profit and loss account, statement of total recognised gains and losses and statement of cash flows for the year then ended. These combined financial statements which are expressed in UK pounds sterling are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Aquafine Engineering Services Limited and Purac Engineering, Inc. at March 31, 1997, and the combined results of its operations and its combined cash flows for the year then ended, in conformity with accounting principles generally accepted in the United Kingdom, which differ in certain respects from those generally accepted in the United States (see Note 22 of Notes to the Combined Financial Statements).

                                                          Ernst & Young
                                                          Chartered Accountants
Cambridge, England

June 4, 1998

Aquafine Engineering Services Limited and Purac Engineering, Inc.
--------------------------------------------------------------------------------
COMBINED PROFIT AND LOSS ACCOUNT




                                                                                 6 months       6 months
                                                               Year ended           ended          ended
                                                                March 31,   September 30,  September 30,
                                                                     1997            1997           1996
                                                                              (Unaudited)    (Unaudited)
                                                      Notes    (pound)000      (pound)000     (pound)000

TURNOVER
Continuing operations                                               9,004           4,782          3,608
Discontinued operations                                             1,756               -          1,756
                                                                  -------          ------         ------
                                                          2        10,760           4,782          5,364
Cost of sales                                             2         9,028           3,864          4,584
                                                                  -------          ------         ------
GROSS PROFIT                                                        1,732             918            780

Administrative expenses                                   2         1,487             869            782

OPERATING PROFIT/(LOSS)
Continuing operations                                                  82              49           (165)
Discontinued operations                                               163               -            163
                                                                  -------          ------         ------
                                                       2, 3           245              49             (2)

Interest receivable                                                   138              39             72
Interest payable and similar charges                      6          (135)            (42)           (63)
                                                                  -------          ------         ------
PROFIT ON ORDINARY ACTIVITIES
BEFORE TAXATION                                                       248              46              7
Tax on profit on ordinary activities                      7             -               -              -
                                                                  -------          ------         ------
PROFIT RETAINED FOR THE PERIOD                           14           248              46              7
                                                                  =======          ======         ======


Aquafine Engineering Services Limited and Purac Engineering, Inc.
--------------------------------------------------------------------------------
COMBINED STATEMENT OF RECOGNISED GAINS AND LOSSES


                                                                                 6 months       6 months
                                                               Year ended           ended          ended
                                                                March 31,   September 30,  September 30,
                                                                     1997            1997           1996
                                                                              (Unaudited)    (Unaudited)
                                                               (pound)000      (pound)000     (pound)000

Profit retained for the financial year                                248              46              7

Exchange differences on retranslation
of net assets of Purac Engineering, Inc.                               17             (10)             7
                                                             ------------    ------------   ------------
Total recognised gains                                                265              36             14
                                                             ============    ============   ============

Aquafine Engineering Services Limited and Purac Engineering, Inc.
--------------------------------------------------------------------------------
COMBINED BALANCE SHEET


                                                                                       At             At
                                                                                March  31, September 30,
                                                                                      1997          1997
                                                                                             (Unaudited)
                                                                       Notes    (pound)000    (pound)000

FIXED ASSETS
Intangible assets                                                          8            14            12
Tangible assets                                                            9           574           598
                                                                                    ------         -----
                                                                                       588           610

CURRENT ASSETS
Stocks and work in progress                                               10         1,947         1,491
Debtors                                                                   11         3,080         3,026
Cash at bank and in hand                                                               499         1,971
                                                                                    ------         -----
                                                                                     5,526         6,488
CREDITORS: amounts falling due within one year                            12         4,425         5,373
                                                                                    ------         -----
NET CURRENT ASSETS                                                                   1,101         1,115
                                                                                    ------         -----
TOTAL ASSETS LESS CURRENT LIABILITIES                                                1,689         1,725
                                                                                    ======         =====
INVESTED CAPITAL                                                          14         1,689         1,725
                                                                                    ======         =====

Aquafine Engineering Services Limited and Purac Engineering, Inc.
--------------------------------------------------------------------------------
COMBINED STATEMENT OF CASH FLOWS


                                                                                6 months       6 months
                                                                 Year ended        ended          ended
                                                                  March 31, September 30, September 30,
                                                                       1997         1997           1996
                                                                              (Unaudited)   (Unaudited)
                                                          Notes  (pound)000   (pound)000     (pound)000
NET CASH (OUTFLOW)/INFLOW FROM
OPERATING ACTIVITIES                                      15(a)       (770)        1,239            893

RETURNS ON INVESTMENTS AND
SERVICING OF FINANCE                                                     3           (25)           (28)

CAPITAL EXPENDITURE                                       15(b)       (292)          (99)          (330)

ACQUISITIONS AND DISPOSALS
Receipts from sale of business                                         259             -              -
                                                                  --------      --------        -------
NET CASH (OUTFLOW)/INFLOW BEFORE
FINANCING                                                             (800)        1,115            535

FINANCING
Repayment of group loan                                   15(c)        (47)            -              -
                                                                  --------      --------        -------
(DECREASE)/INCREASE IN CASH                               15(c)       (847)        1,115            535
                                                                  ========      ========        =======

RECONCILIATION OF NET CASH FLOW TO
MOVEMENT IN NET DEBT

(Decrease)/increase in cash                                           (847)        1,115            535
Repayment of group loan                                                 47             -              -
                                                                  --------      --------        -------
Change in net debt resulting from cash flows                          (800)        1,115            535

Exchange differences                                                    98           (20)            40
                                                                  --------      --------        -------
MOVEMENT IN NET DEBT                                                  (702)        1,095            575

OPENING NET DEBT                                                       259          (443)           259
                                                                  --------      --------        -------
CLOSING NET DEBT                                          15(c)       (443)          652            834
                                                                  ========      ========        =======

Aquafine Engineering Services Limited and Purac Engineering, Inc.
--------------------------------------------------------------------------------
NOTES TO THE COMBINED FINANCIAL STATEMENTS
Information for the period ended September 30, 1997 and September 30, 1996 is unaudited


1.   ACCOUNTING POLICIES
     The financial statements are prepared under the historical cost convention and in accordance with applicable accounting standards.

     BASIS OF COMBINATION
     The combined financial statements have been prepared to reflect the combined operations of Aquafine Engineering Services Limited (`AES') and Purac Engineering, Inc. (`Purac'), being the companies purchased by Waterlink, Inc. in a transaction consummated on March 25, 1998. During the periods included in these financial statements the combined operations of AES and Purac did not constitute a separate group for accounting or taxation purposes, being ultimately owned by Anglian Water Plc.

     These combined financial statements are based on an aggregation of the audited financial statements of AES and Purac and are expressed in UK pounds sterling ("(pound)"). There were no transactions, balances or investments between these companies.

     UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS
     The accompanying unaudited combined balance sheet at September 30, 1997 and profit and loss account and statements of recognised gains and losses and cash flows for the six months ended September 30, 1997 and September 30, 1996 have been prepared on the same basis as the audited combined financial statements and, in the opinion of management, include all adjustments (consisting only of normal and recurring accruals) necessary to present fairly the financial information set forth therein. The results of operations for the six month period ended September 30, 1997 are not necessarily indicative of the results to be expected for the entire financial year.

     FIXED ASSETS
     Tangible and intangible fixed assets are initially recorded at cost.

     DEPRECIATION
     Depreciation is provided on all tangible and intangible fixed assets, other than freehold land, at rates calculated to write off the cost, less estimated residual value based on prices prevailing at the date of acquisition, of each asset evenly over its expected useful life as follows:

       Land and buildings                                      - 40 years
       Vehicles, mobile plant and computers                    - 3 to 10 years
       Licences and patents                                    - 7 years


     FOREIGN CURRENCIES
     Companies

     Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction.

     Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date.

     All differences are taken to the profit and loss account.

Aquafine Engineering Services Limited and Purac Engineering, Inc.
--------------------------------------------------------------------------------
NOTES TO THE COMBINED FINANCIAL STATEMENTS
Information for the period ended September 30, 1997 and September 30, 1996 is unaudited

1.   ACCOUNTING POLICIES (continued)

     FOREIGN CURRENCIES (continued)
     Combined financial statements

     The balance sheet of Purac is translated from US Dollars ("US$") to (pound) using the closing rate method at the closing rates shown below. The results and cash flows of Purac are translated at the average rates shown below.


                                                         US$ : (pound)1
                                                    Closing       Average

     Year ended March 31, 1997                       1.6448        1.5933
     6 months ended September 30, 1997               1.6117        1.6338
     6 months ended September 30, 1996               1.5653        1.5451

     The exchange difference arising on the retranslation of opening net assets of Purac is taken directly to reserves.

     LEASING AND HIRE PURCHASE COMMITMENTS
     Assets held under finance leases, which are leases where substantially all the risks and rewards of ownership have passed to the company, and hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful lives. The capital element of future obligations under the leases and hire purchase contracts are included as liabilities in the balance sheet.

     The interest elements of the rental obligations are charged in the profit and loss account over the periods of the leases and represent a constant proportion of the balance of capital repayments outstanding.

     Rentals payable under operating leases are charged in the profit and loss account on a straight line basis over the lease term.

     STOCKS AND WORK IN PROGRESS
     Stocks are stated at the lower of cost and net realisable value. Cost includes all costs incurred in bringing each product to its present location and condition, as follows:

     Raw materials, consumables and goods      - purchase cost, on a first-in,
     for resale                                  first-out basis.

     Work in progress and finished goods       - cost of direct materials and
                                                 labour plus attributable
                                                 overheads based on a normal
                                                 level of activity.

     LONG-TERM CONTRACTS

     Contracts fulfilling certain criteria are accounted for as long term contracts.

     Profit on long-term contracts is taken as the work is carried out if the final outcome can be assessed with reasonable certainty. The profit included is calculated on a prudent basis to reflect the proportion of the work carried out at the year end, by recording turnover and related costs (as defined in Stocks above) as contract activity progresses. Turnover is calculated as that proportion of total contract value which costs incurred to date bear to total expected costs for that contract. Revenues derived from variations on contracts are recognised only when they have been accepted by the customer. Full provision is made for losses on all contracts in the year in which they are first foreseen.

     All other contracts are accounted for as short term contracts.

Aquafine Engineering Services Limited and Purac Engineering, Inc.
--------------------------------------------------------------------------------
NOTES TO THE COMBINED FINANCIAL STATEMENTS
Information for the period ended September 30, 1997 and September 30, 1996 is unaudited

1.   ACCOUNTING POLICIES (continued)

     PENSION COSTS
     The Anglian Water Plc Group operates various pension schemes, mainly of the defined benefit type. As a member of the Anglian Water Plc group, AES employees received pension benefits under these schemes. Contributions to the Group pension schemes are charged to the profit and loss account so as to spread the regular cost of pensions over the average services lives of employees in accordance with the advice of an independent qualified actuary. Actuarial surpluses and deficits are amortised, where appropriate, over the average remaining service lives of employees in proportion to their expected payroll costs.

     DEFERRED TAXATION

     Deferred taxation is provided using the liability method on all timing differences, which are expected to reverse in the future without being replaced, calculated at the rate at which it is anticipated the timing differences will reverse.

     Deferred taxation assets are only recognised if recovery without replacement by equivalent debit balances is reasonably certain.

2.   ANALYSIS OF TURNOVER AND OPERATING PROFIT/(LOSS)

     Turnover, which is stated net of value added tax, represents amounts invoiced to third parties on completed contracts and, for long term contracts, is calculated as that proportion of contract value which costs incurred to date bear to total expected costs for the contract.

     Turnover includes sales to Anglian Water plc group companies of (pound) 6,036,000.


                                                    Year ended March 31, 1997
                                                                    Operating
                                                       Sales           profit
                                                  (pound)000       (pound)000
      By class of business:

      Design and fabrication                           9,004               82
      Vehicle and Plant  Maintenance                   1,756              163
                                                ------------     ------------
                                                      10,760              245
                                                ============     ============
      By geographical market:
      United Kingdom                                   8,505
      United States                                    1,503
      Rest of World                                      752
                                                ------------
                                                      10,760
                                                ============

Aquafine Engineering Services Limited and Purac Engineering, Inc.
--------------------------------------------------------------------------------
NOTES TO THE COMBINED FINANCIAL STATEMENTS
Information for the period ended September 30, 1997 and September 30, 1996 is unaudited

2.   ANALYSIS OF TURNOVER AND OPERATING PROFIT/(LOSS) (continued)
     The vehicle and plant maintenance business was discontinued on October 1, 1996 when it was transferred to Powermarque Limited, a fellow subsidiary of Anglian Water plc.


                                                     Cost   Administrative
                                                 of sales         expenses
                                               (pound)000       (pound)000

     Year ended March 31, 1997
       Continuing                                   7,521            1,401
       Discontinued                                 1,507               86
                                             ------------     ------------
                                                    9,028            1,487
                                             ============     ============

     The vehicle and plant maintenance division was transferred to Powermarque Limited at a value equivalent to the net assets transferred. The net book values of assets transferred were as follows:


                                                                (pound)000

     Fixed assets                                                      317
     Stocks                                                            117
     Debtors                                                            10
     Creditors                                                        (185)
                                                              ------------
                                                                       259
                                                              ============

3.   OPERATING PROFIT/(LOSS)


                                                                Year ended
                                                                 March 31,
                                                                      1997
                                                                (pound)000
     This is stated after charging:

     Depreciation and amortisation                                     185
     Previous auditors' remuneration - audit                            28
                                     - non-audit                        10
     Operating lease rentals - other                                   130
     Profit on sale of tangible fixed assets                            51

4.   DIRECTORS' EMOLUMENTS


                                                                Year ended
                                                                 March 31,
                                                                      1997
                                                                (pound)000

     Contributions to company pension scheme                             9
     Emoluments                                                        143
                                                              ------------
                                                                       152
                                                              ============

     During the period certain of the AES and Purac directors have been employed and remunerated as directors or executives of other Group companies in respect of their services to the Anglian Water plc group as a whole.

Aquafine Engineering Services Limited and Purac Engineering, Inc.
--------------------------------------------------------------------------------
NOTES TO THE COMBINED FINANCIAL STATEMENTS
Information for the period ended September 30, 1997 and September 30, 1996 is unaudited

5.   STAFF COSTS

                                                                 Year ended
                                                                  March 31,
                                                                       1997
                                                                 (pound)000
     Staff costs:
     Wages and salaries                                               2,419
     Social security costs                                              269
     Other pension costs (see note 16 )                                 155
                                                                      -----
                                                                      2,843
                                                                      =====

     The monthly average number of employees during the year ended March 31, 1997 was 99.

6.   INTEREST PAYABLE AND SIMILAR CHARGES


                                                                 Year ended
                                                                  March 31,
                                                                       1997
                                                                 (pound)000

     Interest payable on bank loans and overdrafts                       75
     Interest payable on other loans                                     25
     Interest payable to group companies                                 35
                                                                      -----
                                                                        135
                                                                      =====

7.   TAX ON PROFIT ON ORDINARY ACTIVITIES

     No liability to corporation or overseas taxes arose in respect of the profit for the year due to the availability of tax losses in other group companies. No provision for deferred taxation is required (see note 13).

8.   INTANGIBLE FIXED ASSETS

                                                                  Licences/
                                                                    patents
                                                                 (pound)000
     Cost:
     At April 1, 1996 and March 31, 1997                                 24
                                                                      -----
     Amortisation:
     At April 1, 1996                                                     7
     Charge for the year                                                  3
                                                                      -----
     At March 31, 1997                                                   10
                                                                      -----
     Net book amount:
     At March 31, 1997                                                   14
                                                                      =====
     At April 1, 1996                                                    17
                                                                      =====

Aquafine Engineering Services Limited and Purac Engineering, Inc.
--------------------------------------------------------------------------------
NOTES TO THE COMBINED FINANCIAL STATEMENTS
Information for the period ended September 30, 1997 and September 30, 1996 is unaudited

9.   TANGIBLE FIXED ASSETS


                                 Freehold
                                 land and  Plant and
                                buildings  equipment   Vehicles      Total
                               (pound)000 (pound)000 (pound)000 (pound)000

     Cost:
     At April  1, 1996                148        788        409      1,345
     Additions                          3        289        113        405
     Disposals                          -        (55)       (64)      (119)
     Exchange movements                 -        (34)         -        (34)
     Transfers                         (5)      (228)      (155)      (388)
                                   ------     ------     ------     ------
     At March 31, 1997                146        760        303      1,209
                                   ------     ------     ------     ------
     Depreciation:
     At April 1, 1996                  18        405        175        598
     Charge for the year                6         93         83        182
     Disposals                          -        (13)       (43)       (56)
     Exchange movements                 -        (18)         -        (18)
     Transfers                          -         (1)       (70)       (71)
                                   ------     ------     ------     ------
     At March 31, 1997                 24        466        145        635
                                   ------     ------     ------     ------
     Net book amount:

     At March 31, 1997                122        294        158        574
                                   ======     ======     ======     ======
     At April 1, 1996                 130        383        234        747
                                   ======     ======     ======     ======

10.  STOCKS AND WORK IN PROGRESS


                                                             At              At
                                                      March 31,   September 30,
                                                           1997            1997
                                                                    (Unaudited)
                                                     (pound)000      (pound)000

     Raw materials and consumable stores                     83              83
     Work in progress                                     1,855           1,397
     Finished goods                                           9              11
                                                          -----           -----
                                                          1,947           1,491
                                                          =====           =====


     The difference between purchase price or production cost of stocks and their replacement cost is not material.

Aquafine Engineering Services Limited and Purac Engineering, Inc.
--------------------------------------------------------------------------------
NOTES TO THE COMBINED FINANCIAL STATEMENTS
Information for the period ended September 30, 1997 and September 30, 1996 is unaudited

11.  DEBTORS

                                                             At                At
                                                      March 31,     September 30,
                                                           1997              1997
                                                                      (Unaudited)
                                                     (pound)000        (pound)000
     Trade debtors                                        1,573             2,745
     Other debtors                                          165               126
     Amounts owned by Anglian Water plc group
       undertakings                                       1,327               111
     Prepayments                                             15                44
                                                          -----             -----
                                                          3,080             3,026
                                                          =====             =====

12.  CREDITORS: amounts falling due within one year


                                                             At                At
                                                      March 31,     September 30,
                                                           1997              1997
                                                                      (Unaudited)
                                                     (pound)000        (pound)000

     Bank overdraft                                         380               746
     Trade creditors                                      1,050             1,320
     Payments on account                                  1,223             1,365
     Amounts owed to Anglian Water plc group
       undertakings                                         616               588
     Other taxation and social security costs                20                30
     Accruals and deferred income                         1,103               936
     Other creditors                                         33               388
                                                          -----             -----
                                                          4,425             5,373
                                                          =====             =====

13.  DEFERRED TAX

     There is no provision for deferred tax at March 31, 1997.

     The full potential deferred tax asset, calculated under the liability method at a tax rate of 33% is as follows:


                                                               At March 31,
                                                                       1997
                                                                 (pound)000

     Depreciation in advance of capital allowances                        3
     Other timing differences                                           195
                                                                      -----
                                                                        198
                                                                      =====


Aquafine Engineering Services Limited and Purac Engineering, Inc.
--------------------------------------------------------------------------------
NOTES TO THE COMBINED FINANCIAL STATEMENTS
Information for the period ended September 30, 1997 and September 30, 1996 is unaudited

14.     RECONCILIATION OF INVESTED CAPITAL



                                                                 (pound)000

     At April 1, 1996                                                 1,424
     Profit for the year                                                248
     Exchange difference recognised in the period                        17
                                                                      -----
     At March 31, 1997                                                1,689
                                                                      =====

15.  NOTES TO THE STATEMENT OF CASH FLOWS

     (a) Reconciliation of operating profit to net cash outflow from operating activities

                                                                 Year ended
                                                                  March 31,
                                                                       1997
                                                                 (pound)000

     Operating profit                                                   245
     Depreciation and amortisation                                      185
     Decrease in debtors                                              1,519
     Increase in stocks                                              (1,209)
     Decrease in creditors                                           (1,459)
     Profit on sale of fixed assets                                     (51)
                                                                      -----
     Net cash outflow from operating activities                        (770)
                                                                      =====

     (b) Analysis of cash flows for headings netted in the statement of cash flows


                                                                            6 months             6 months
                                                      Year ended               ended                ended
                                                       March 31,       September 30,        September 30,
                                                            1997                1997                 1996
                                                                         (Unaudited)           (Unaudited)
                                                      (pound)000          (pound)000           (pound)000

     Returns on investments and servicing of finance
     Interest received                                       138                  17                   35
     Interest paid                                          (135)                (42)                 (63)
                                                            ----                ----                 ----
                                                               3                 (25)                 (28)
                                                            ====                ====                 ====
     Capital expenditure
     Payments to acquire tangible fixed assets              (406)               (111)                (349)
     Receipts from sales of tangible fixed assets            114                  12                   19
                                                            ----                ----                 ----
                                                            (292)                (99)                (330)
                                                            ====                ====                 ====

Aquafine Engineering Services Limited and Purac Engineering, Inc.
--------------------------------------------------------------------------------
NOTES TO THE COMBINED FINANCIAL STATEMENTS
Information for the period ended September 30, 1997 and September 30, 1996 is unaudited

15.  NOTES TO THE STATEMENT OF CASH FLOWS (continued)
     (c) Analysis of net debt


                              At April 1,         Cash     Exchange At March 31,
                                     1996         flow  differences         1997
                               (pound)000   (pound)000   (pound)000   (pound)000

     Cash at bank and in hand      2,080       (1,572)          (9)         499
     Overdrafts                   (1,166)         725           61         (380)
                                  ------       ------       ------       ------
                                     914         (847)          52          119
     Loans *                        (655)          47           46         (562)
                                  ------       ------       ------       ------
                                     259         (800)          98         (443)
                                  ======       ======       ======       ======

     * Loans are included within amounts owed to group undertakings in creditors (note 12).

16.  PENSION COMMITMENTS

     The two principal schemes for the majority of Anglian Water plc UK employees are the Anglian Water Mirror Image Pension Scheme (AWMIPS) and the Anglian Water Pension Scheme (AWPS). These schemes are both of the defined benefit type, with assets held in separately administered funds. Other schemes of both the defined benefit and defined contribution type operate in the UK and overseas.

     During the year the Schemes' Actuaries undertook valuations of AWMIS and AWPS, details of which are summarised below:



                                                         AWMIS             AWPS

     Date of valuation                          March 31, 1996   March 31, 1996
     Actuarial method                             Attained age   Projected unit

     Main assumptions:
         Excess of investment returns over:
         - general salary increases                       2.5%             2.5%
         - dividend growth                                4.5%             4.5%
         - annual increases in pensions                   4.5%             4.0%

     Results:
     Market value of assets                      (pound)250.5m     (pound)73.1m
     Funding level                                        137%             113%


     Both schemes are subject to triennial valuations.

Aquafine Engineering Services Limited and Purac Engineering, Inc.
--------------------------------------------------------------------------------
NOTES TO THE COMBINED FINANCIAL STATEMENTS
Information for the period ended September 30, 1997 and September 30, 1996 is unaudited

17.  OTHER FINANCIAL COMMITMENTS

     At March 31, 1997 there were the following annual commitments under non-cancellable operating leases:


                                                               At March 31,
                                                                       1997
                                                                 (pound)000
    Operating leases which expire:

    Within one year                                                       -
    Between two and five years                                          130
    In over five years                                                    -
                                                                        ---
                                                                        130
                                                                        ===

18. CONTINGENT LIABILITIES

    At March 31, 1997 performance bonds in the normal course of business amounting to (pound) 197,000 had been entered into.

19. RELATED PARTIES

    As wholly owned subsidiaries of Anglian Water Plc, advantage has been taken of the exemption granted in Financial Reporting Standard 8 not to disclose related party transactions with other members of the group.

20. ULTIMATE PARENT UNDERTAKING

    At March 31, 1997 the ultimate parent company of AES and Purac was Anglian Water Plc, copies of whose accounts may be obtained from the Company Secretary, Anglian House, Ambury Road, Huntingdon, Cambridgeshire, England, PE18 6NZ.

21. POST BALANCE SHEET EVENTS

    On March 25, 1998 AES and Purac were purchased by Waterlink (UK) Limited (a wholly owned subsidiary of Waterlink, Inc.) and Waterlink, Inc. respectively.

Aquafine Engineering Services Limited and Purac Engineering, Inc.
--------------------------------------------------------------------------------
NOTES TO THE COMBINED FINANCIAL STATEMENTS
Information for the period ended September 30, 1997 and September 30, 1996 is unaudited

22. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES

     The combined financial statements are prepared under accounting principles generally accepted in the United Kingdom (UK GAAP) which differ in certain respects from United States generally accepted accounting principles (US
     GAAP).

     The differences which have significant effects on the profit and net assets of the combined entities are set out below.

     Accounting for pension costs
     Pension costs based on actuarial assumptions and methods are charged in the combined financial statements so as to allocate the cost of providing benefits over the service lives of the employees.

     US GAAP prescribes the method of calculation of the net periodic pension cost, which differs in certain respects from the method used to calculate pension costs under UK GAAP.

     Income taxes
     Had tax losses in other Anglian Water plc group companies not been available, the tax charge in the income statement would have been as set out below.

     Deferred tax
     The potential deferred tax asset has not been recognised under UK GAAP, however, under US GAAP, the AES deferred tax asset does meet the criteria for recognition.

     Discontinued Operations
     Discontinued activities comprises the vehicle and plant maintenance business, the net result of which would be reported after income from continuing operations under US GAAP.

     Reconciliation of net income



                                                                                   6 months      6 months
                                                                   Year ended         ended         ended
                                                                    March 31, September 30, September 30,
                                                                         1997          1997          1996
                                                                                (unaudited)   (unaudited)
                                                                   (pound)000    (pound)000    (pound)000

     Net profit as reported                                               248            46             7
     Pension costs                                                         42            12            33
     Taxation - stand alone adjustment                                   (117)          (52)          (76)
     Deferred taxation - methodology                                      (28)           11            (1)
                       - on adjustments                                    14             4            11
                                                                         ----          ----          ----
     Net profit/(loss) as adjusted to accord with
     US GAAP                                                              159            21           (26)
                                                                         ====          ====          ====
     Comprising profit/(loss) from: continuing activities                  38            21          (147)
                                    discontinued activities               121            --           121
                                                                         ----          ----          ----
                                                                          159            21           (26)
                                                                         ====          ====          ====

Aquafine Engineering Services Limited and Purac Engineering, Inc.
--------------------------------------------------------------------------------
NOTES TO THE COMBINED FINANCIAL STATEMENTS
Information for the period ended September 30, 1997 and September 30, 1996 is unaudited

22. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES (continued)

     Reconciliation of net assets


                                                         At             At
                                                      March      September
                                                   31, 1997       30, 1997
                                                 (pound)000     (pound)000

     Net assets as reported                           1,689          1,725
     Current creditor: accounting for pension
        costs                                           (26)           (14)
     Taxation - stand alone adjustment                 (117)          (169)
     Deferred taxation - methodology                     76             87
                       - on adjustments                   9              4
                                                     ------         ------
     Net assets as adjusted to accord
     with US GAAP                                     1,631          1,633
                                                     ======         ======

     STATEMENT OF CASH FLOWS

     The statement of cash flows prepared in accordance with UK GAAP present substantially the same information as that required under US GAAP. UK and US GAAP differ, however, with regard to the classification of items within the statements and as regards the definition of cash.

     Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, investing activities and financing activities. US GAAP, however, requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance shown under UK GAAP would be included as operating activities under US GAAP. Under US GAAP, cash would not include bank overdrafts.

     The categories of cash flow activity under US GAAP can be summarised as follows:


                                                                         6 months       6 months
                                                        Year ended          ended          ended
                                                         March 31,  September 30,  September 30,
                                                              1997           1997           1996
                                                                      (Unaudited)    (Unaudited)
                                                        (pound)000     (pound)000     (pound)000

     Cash (outflow)/inflow from operating activities          (767)         1,214            865
     Cash outflow on investing activities                      (33)           (99)          (330)
     Cash (outflow)/inflow from financing activities          (772)           352            (52)
                                                            ------         ------         ------
     (Decrease)/increase in cash                            (1,572)         1,467            483
     Exchange differences                                       (9)             5             (4)
     Opening cash                                            2,080            499          2,080
                                                            ------         ------         ------
     Closing cash                                              499          1,971          2,559
                                                            ======         ======         ======

                        Waterlink, Inc. and Subsidiaries

               UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

                              BASIS OF PRESENTATION

The Consolidated Balance Sheet of Waterlink, Inc. and Subsidiaries (the "Company") as of March 31, 1998 included in the Company's Form 10-Q for the quarterly period ended March 31, 1998 filed on May 13, 1998 includes the accounts of Chemitreat Services, Inc. ("C'treat"), which was acquired on March 2, 1998; and of Aquafine Engineering Services Limited ("AES") and Purac Engineering, Inc. ("Purac"), both of which were acquired on March 25, 1998. These acquisitions have been accounted for using the purchase method of accounting. The allocation of the purchase price for these acquisitions is based on an estimate of the fair market value of the net assets acquired and is subject to adjustment. To date, no information has been gathered that would cause the Company to believe that the final purchase price allocations will be materially different than the preliminary estimates.

The following Unaudited Pro Forma Consolidated Statements of Income for the year ended September 30, 1997 and the six months ended March 31, 1998 adjust the Company's historical Statements of Income to give effect to the acquisitions completed in fiscal 1997 and fiscal 1998 up to and including the acquisitions of AES and Purac as if they had occurred as of October 1, 1996.

The pro forma financial statements have been derived in part from the historical combined financial statements of AES and Purac included elsewhere in this filing. In preparing the pro forma financial statements, the historical combined financial statements of AES and Purac were converted from a March 31 fiscal year to a September 30 fiscal year end. No material changes, other than as described in the Notes to Unaudited Pro Forma Consolidated Financial Data, are required to conform the AES and Purac results to generally accepted accounting principles in the United States. The exchange rates used to present the financial information for AES and Purac is located on page F-7.

With regard to the Company, operating results for the year ended September 30, 1997 were derived from the Company's Form S-1 filed on February 12, 1998, and operating results for the six months ended March 31, 1998 were derived from the Form 10-Q filed on May 13, 1998. The amounts in the column entitled "Fiscal 1997 Acquisitions" were derived from the historical financial statements of the following acquired companies for the periods in fiscal 1997 prior to their respective acquisition by the Company: Nordic Water Products Group, acquired March 5, 1997; Bioclear Technology, Inc., acquired June 27, 1997; Lanco Environmental Products, Inc., acquired June 27, 1997; Mellegard V.A. Maskiner AB, acquired September 12, 1997; and Hycor Corporation, acquired September 30, 1997.

The Unaudited Pro Forma Consolidated Financial Data has been prepared by the Company's management. This pro forma data does not purport to represent the Company's results of operations had the aforementioned acquisitions been completed as of the beginning of the period indicated, or project the Company's results of operations at any future date or for any future period. The Unaudited Pro Forma Consolidated Financial Data should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the Company's filing on Form S-1 filed February 12, 1998.

                        WATERLINK, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                         YEAR ENDED SEPTEMBER 30, 1997

                                                     FISCAL
                                                      1997                          AES/          PRO FORMA
                                     COMPANY       ACQUISITIONS      C'TREAT        PURAC        ADJUSTMENTS            PRO FORMA
                                    --------       ------------     --------        -----        -----------            ---------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)

 Net Sales                          $ 64,699         $43,865          $ 5,106       $ 15,267        $ 2,740   (1)        $131,677
 Cost of sales                        40,390          25,092            3,011         12,161          1,888   (2)          82,542
                                    --------         --------         --------      ---------        -------              -------
 Gross profit                         24,309          18,773            2,095          3,106            852                49,135

 Selling, general and
  administrative expenses             18,683          14,343            1,867          2,631         (1,175)  (3)          36,349
 Special management
  compensation                         2,630               -                -             -               -                 2,630
 Amortization                            751              84                -             -           1,013   (4)           1,848
                                    --------         --------         --------      ---------        -------              -------
 Operating income                      2,245           4,346              228            475          1,014                 8,308

 Other income (expense):
     Interest expense                 (1,281)           (198)              (2)          (176)        (3,473)  (5)          (5,130)
     Interest income and
      other items, net                   263             167                -            218              -                   648
                                    --------         --------        --------       ---------       -------               -------
 Income before income taxes            1,227           4,315              226            517         (2,459)                3,826

 Income taxes                            470           1,110               24             -             (74)   (6)          1,530
                                    --------         --------        --------       ---------       -------               -------
Income before extraordinary
  item                                   757           3,205              202            517         (2,385)                2,296
 Extraordinary item, net of
  income taxes                          (385)              -                -             -               -                  (385)
                                    --------         --------        --------       ---------       -------               -------

 Net income                         $    372          $3,205         $    202       $    517        $(2,385)              $ 1,911
                                    ========         ========        ========       =========       =======               =======
Pro forma net income
 per share:
   Basic
     Income before extraordinary
      item                          $   0.15                                                                              $  0.44
     Extraordinary item                (0.08)                                                                               (0.07)
                                    --------                                                                              -------
                                    $   0.07                                                                              $  0.37
                                    ========                                                                              =======
   Assuming Dilution:
     Income before extraordinary
      item                          $   0.10                                                                              $  0.29
     Extraordinary item                (0.05)                                                                               (0.05)
                                    --------                                                                              -------
                                    $   0.05                                                                              $  0.24
                                    ========                                                                              =======

 Number of shares used to compute
     pro forma per share data:
      Basic                            4,924                                                                                5,207
      Assuming Dilution:               7,804                                                                                8,087



    The accompanying notes are an integral part of this financial statement

                        WATERLINK, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                        SIX MONTHS ENDED MARCH 31, 1998


                                                                        AES/           PRO FORMA
                                     COMPANY          C'TREAT           PURAC         ADJUSTMENTS            PRO FORMA
                                    --------       ------------        -------        -----------            ---------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)

 Net Sales                          $ 59,330         $ 1,903           $ 7,317          $ 1,094   (1)        $ 69,644
 Cost of sales                        37,210           1,119             5,492              751   (2)          44,572
                                    --------         --------          --------          -------              --------
 Gross profit                         22,120             784             1,825              343                25,072

 Selling, general and
  administrative expenses             16,752           1,196             1,127             (537)  (3)          18,538
 Amortization                            842               -                 -               79   (4)             921
                                    --------         --------          --------          -------              --------
 Operating income                      4,526            (412)              698              801                 5,613

 Other income (expense):
     Interest expense                   (719)              -               (55)            (359)  (5)          (1,133)
     Interest income and
      other items, net                   (19)              -               118                -                    99
                                    --------         --------          --------          -------              --------
 Income before income taxes            3,788            (412)              761             (442)                4,579

 Income taxes                          1,556               1                 -              275   (6)           1,832
                                    --------         --------          --------          -------              --------

 Net income                         $  2,232         $  (413)          $   761          $   167              $  2,747
                                    ========         ========          ========          =======              ========
Pro forma net income
 per share:
      Basic                         $   0.19
      Assuming Dilution             $   0.18                                                                 $   0.23
                                                                                                             $   0.22
 Number of shares used to compute
     pro forma per share data:
      Basic                           11,943                                                                   11,943
      Assuming Dilution:              12,700                                                                   12,700



    The accompanying notes are an integral part of this financial statement

                        Waterlink, Inc. and Subsidiaries

           Notes to Unaudited Pro Forma Consolidated Financial Data

Unaudited Pro Forma Consolidated Statements of Income Adjustments

The Unaudited Pro Forma Consolidated Statements of Income give effect to the following adjustments:

   (1) To recognize revenue on the percentage of completion method of accounting at the Nordic Water Products Group, AES and Purac to conform with Waterlink's accounting policy. These companies previously utilized the completed contract method for statutory accounting purposes.
   (2) To adjust cost of sales for the following items:

                                              Year Ended           Six Months Ended
                                           September 30, 1997       March 31, 1998
                                           ------------------      ----------------
                                                     (In thousands)
       Percentage of completion method
         of accounting at the Nordic
         Water Products Group, AES
         and Purac                              $   2,092              $     959
       Reclassification of commissions
         and other expenses to selling,
         general and administrative
         expenses                                    (204)                  (208)
                                                ----------             ----------
                                                $   1,888              $     751
                                                ==========             ==========

   (3) To adjust selling, general and administrative expenses for the following items:

                                              Year Ended           Six Months Ended
                                           September 30, 1997       March 31, 1998
                                           ------------------      ----------------
                                                       (In thousands)
       To adjust wages, benefits and
         management fees to levels
         specified in the employment and
         management agreements entered
         into as part of the business
         combinations                           $  (1,282)             $    (700)
      Reclassification of commissions
         and other expenses from cost
         of sales                                     204                    208
      Depreciation and other expenses
         versus rent on property,
         acquired as part of the
         acquisition of AES                           (97)                   (45)
                                                ----------             ----------
                                                $  (1,175)             $    (537)
                                                ==========             ==========


   (4) To record amortization of goodwill to be recorded as a result of the acquisitions over a period of 40 years.
   (5) To record interest expense relating to debt assumed to be issued and cash assumed to be used in connection with the acquisitions.
   (6) To adjust income taxes to an effective rate of 40%.